EXHIBIT 23

EXHIBIT 23 – Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36356 and 333-36358) of Clarion Technologies, Inc. of our report dated April 21, 2006, relating to the Consolidated Financial Statements and Schedule which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
April 20, 2006